Exhibit 23.1
                                                              Grant Thornton LLP
                                                             Two Commerce Square
                                                              2001 Market Street
                                                   Philadelphia, P.A. 19103-7080

                  CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 16, 2004, accompanying the consolidated financial statements included in the 2003 Annual Report of Greater Community Bancorp and its subsidiaries on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of Greater Community Bancorp on Form S-3 (File No. 333-48986, effective October 31, 2000 as amended on November 18, 2003 and File No. 333-14491, effective October 18, 1996) and Forms S-8 (File No. 333-110575 and File No. 333-110568, effective November 18, 2003; File No. 333-16151, File No. 333-16153 and File No. 333-16149 effective November 14, 1996).


/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
March 10, 2005


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